0000001 SPECIMEN SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK $0.0001 PAR VALUE, OF HELIOGEN, INC. CUSIP 42329E 20 4INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CHIEF FINANCIAL OFFICERCHIEF EXECUTIVE OFFICER transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as it may be amended, and the Bylaws, as they may be amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. HE LIOGEN, INC.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN HELIOGEN, INC. (THE "COMPANY") AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS RIGHTS AGENT (THE "RIGHTS AGENT"), DATED AS OF APRIL 16, 2023, AS AMENDED FROM TIME TO TIME (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL DELIVER TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR ADDRESSED TO THE SECRETARY OF THE COMPANY. AS DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS HELD BY OR ISSUED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF, (AS DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, SHALL BECOME NULL AND VOID.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT -	______ Custodian ______ (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors
JT TEN	- as joint tenants with right of survivorship and not as tenants in common		Act ______ (State)
TTEE	- trustee under Agreement dated ______		

Additional abbreviations may also be used though not in the above list.

For value received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE.

______

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

______ Shares of the common stock represented by this Certificate and do hereby irrevocably constitute and appoint ______

______, attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED ______

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C RULE 17Ad-15.